Exhibit 99.1

Palomar Holdings, Inc. Reports Second Quarter 2026 Results

LA JOLLA, Calif. (August 4, 2026) — Palomar Holdings, Inc. (NASDAQ:PLMR) (“Palomar” or “Company”) reported net income of $52.6 million, or $1.94 per diluted share, for the second quarter of 2026 compared to net income of $46.5 million, or $1.68 per diluted share, for the second quarter of 2025. Adjusted net income(1) was $63.8 million, or $2.36 per diluted share, for the second quarter of 2026 as compared to $48.5 million, or $1.76 per diluted share, for the second quarter of 2025.

Second Quarter 2026 Highlights

•
Gross written premiums increased by 27.0% to $630.5 million compared to $496.3 million in the second quarter of 2025
•
Net income increased 13.0% to $52.6 million compared to $46.5 million in the second quarter of 2025
•
Adjusted net income(1) increased 31.4% to $63.8 million compared to $48.5 million in the second quarter of 2025
•
Diluted earnings per share increased by 15.5% to $1.94 compared to $1.68 in the second quarter of 2025
•
Diluted adjusted earnings per share(1) increased by 34.1% to $2.36 compared to $1.76 in the second quarter of 2025
•
Total loss ratio of 34.5% compared to 25.7% in the second quarter of 2025
•
Combined ratio of 83.3% compared to 78.8% in the second quarter of 2025
•
Adjusted combined ratio(1) of 76.7% compared to 73.1%, in the second quarter of 2025
•
Annualized return on equity of 21.7% compared to 22.7% in the second quarter of 2025
•
Annualized adjusted return on equity(1) of 26.3% compared to 23.7% in the second quarter of 2025

(1) See discussion of “Non-GAAP and Key Performance Indicators” below.

Mac Armstrong, Chairman and Chief Executive Officer, commented, “The second quarter of 2026 was another strong one for Palomar; highlighted by record adjusted net income, our 15th consecutive earnings beat and the third increase to our full-year adjusted net income guidance. Gross written premium increased 27% year-over-year, adjusted net income grew 31%, adjusted earnings per share grew 34%, adjusted combined ratio was 77% and our adjusted return on equity was 26% - all outstanding results. Bolstering our financial performance were several operational achievements including the launch of the PLMR.Farm, our innovative crop policy administration system, and exceptional new additions to our team. These results demonstrate our ability to execute in a dynamic insurance market while maintaining discipline in underwriting and capital allocation.

Mr. Armstrong continued, “Our strong and consistent earnings, attractive returns and healthy balance sheet provide ample capacity to not only invest in the businesses driving our Palomar 2X strategy but also return capital to shareholders. As such our Board authorized the introduction of a quarterly dividend of $0.45 per share. Importantly, the dividend does not change our growth strategy or the execution of Palomar 2X; it only enhances our ability to create shareholder value.”

Underwriting Results

Gross written premiums increased 27.0% to $630.5 million compared to $496.3 million in the second quarter of 2025, while net earned premiums increased 59.5% compared to the prior year’s second quarter.

Losses and loss adjustment expenses for the second quarter were $99.0 million, comprised of $99.4 million of attritional losses, offset by $0.4 million of favorable development on catastrophe events. The loss ratio for the quarter was 34.5%, comprised of an attritional loss ratio of 34.6% and a catastrophe loss ratio(1) of -0.1% compared to a loss ratio of 25.7% during the same period last year comprised entirely of attritional losses. Additionally, our second quarter results include $14.1 million of attritional and $0.2 million of catastrophe loss favorable prior year development. The majority of the attritional loss prior year favorability related to Inland Marine and Property lines and previous years’ Crop results.

Underwriting income(1) for the second quarter was $48.0 million resulting in a combined ratio of 83.3% compared to underwriting income of $38.3 million resulting in a combined ratio of 78.8% during the same period last year. The Company’s adjusted underwriting income(1) was $67.0 million, an increase of 38.4%, resulting in an adjusted combined ratio(1) of 76.7% in the second quarter compared to adjusted underwriting income(1) of $48.4 million and an adjusted combined ratio(1) of 73.1% during the same period last year. The Company’s adjusted combined ratio excluding catastrophe losses(1) was 76.8% compared to 73.1% during the same period last year.

Investment Results

Net investment income increased by 49.2% to $20.0 million compared to $13.4 million in the prior year’s second quarter. The increase was primarily due to higher yields on invested assets and a higher average balance of investments held during the three months ended June 30, 2026 due to cash generated from operations. The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.33 years at June 30, 2026. Cash and invested assets totaled $1.7 billion at June 30, 2026. During the second quarter, the Company recorded $6.8 million net realized and unrealized gains related to its investment portfolio as compared to net realized and unrealized gains of $8.3 million during the same period last year.

Tax Rate

The effective tax rate for the three months ended June 30, 2026 was 24.7% compared to 22.3% for the three months ended June 30, 2025. For the current quarter, the Company’s income tax rate differed from the statutory rate of 21% due primarily to the non-deductible executive compensation expense.

Stockholders’ Equity and Capital Matters

Stockholders’ equity was $980.9 million at June 30, 2026, compared to $847.2 million at June 30, 2025. For the three months ended June 30, 2026, the Company’s annualized return on equity was 21.7% compared to 22.7% for the same period in the prior year while adjusted return on equity(1) was 26.3% compared to 23.7% for the same period in the prior year.

During the current quarter, the Company repurchased 368,719 shares of its common stock for $41.0 million.

On July 30, 2026, the Company’s Board of Directors declared an initial quarterly cash dividend of $0.45 per share of common stock, payable on September 2, 2026, to stockholders of record as of August 19, 2026.

Full Year 2026 Outlook

For the full year 2026, the Company expects to achieve adjusted net income of $270 million to $280 million. This includes an estimate of $8 million to $12 million of catastrophe losses for the year.

Conference Call

As previously announced, Palomar will host a conference call on Wednesday, August 5, 2026, to discuss its second quarter 2026 results at 12:00 p.m. (Eastern Time). The conference call can be accessed live by dialing 1-877-423-9813 or for international callers, 1-201-689-8573, and requesting to be joined to the Palomar Second Quarter 2026 Earnings Conference Call. A replay will be available starting at 4:00 p.m. (Eastern Time) on August 5, 2026, and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13761138. The replay will be available until 11:59 p.m. (Eastern Time) on August 19, 2026.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://ir.palomarspecialty.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd. (“PSRE”), Palomar Insurance Agency, Inc., Palomar Excess and Surplus Insurance Company (“PESIC”), Palomar Underwriters Exchange Organization, Inc. (“PUEO”), First Indemnity of America Insurance Co. (“FIA”), Palomar Crop Insurance Services, Inc. (“PCIS”), and Palomar Casualty and Surety Company (“PCSC”). Palomar’s consolidated results also include Laulima Exchange (“Laulima”), a variable interest entity for which the Company is the primary beneficiary. Palomar is an innovative specialty insurer serving residential and commercial clients in five product categories: Earthquake, Inland Marine and Property, Casualty, Surety & Credit, and Crop. Palomar’s insurance subsidiaries, PSIC, PSRE, PESIC, and FIA have a financial strength rating of “A” (Excellent) from A.M. Best and PCSC has a financial strength rating of “A-” (Excellent) from A.M. Best.

To learn more, visit PLMR.com.

Non-GAAP and Key Performance Indicators

Palomar discusses certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance. Management uses these non-GAAP measures internally to evaluate the Company’s underlying business performance and operating results, and to make resource allocation and strategic decisions. Management believes that disclosure of these measures provides investors with the same insight used internally to assess the Company’s operating performance.

Underwriting revenue is a non-GAAP financial measure defined as total revenue, excluding net investment income and net realized and unrealized gains and losses on investments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of total revenue calculated in accordance with GAAP to underwriting revenue.

Underwriting income is a non-GAAP financial measure defined as income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, and interest expense. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to underwriting income.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. Palomar calculates the tax impact only on adjustments which would be included in calculating the Company’s income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net income calculated in accordance with GAAP to adjusted net income.

Annualized Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Annualized adjusted return on equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of return on equity calculated using unadjusted GAAP numbers to adjusted return on equity.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses, to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of acquisition and other underwriting expenses, net of commission and other income to net earned premiums.

Combined ratio is defined as the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Adjusted combined ratio is a non-GAAP financial measure defined as the sum of the loss ratio and the expense ratio calculated excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio.

Diluted adjusted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of diluted earnings per share calculated in accordance with GAAP to diluted adjusted earnings per share.

Catastrophe loss ratio is a non-GAAP financial measure defined as the ratio of catastrophe losses to net earned premiums. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of loss ratio calculated using unadjusted GAAP numbers to catastrophe loss ratio.

Adjusted combined ratio excluding catastrophe losses is a non-GAAP financial measure defined as adjusted combined ratio excluding the impact of catastrophe losses. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio excluding catastrophe losses.

Adjusted underwriting income is a non-GAAP financial measure defined as underwriting income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to adjusted underwriting income.

Tangible stockholders’ equity is a non-GAAP financial measure defined as stockholders’ equity less goodwill and intangible assets. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of stockholders’ equity calculated in accordance with GAAP to tangible stockholders’ equity.

Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the words “believe,” “expect,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected results or delays in development and regulatory review, regulatory approval requirements, the frequency and severity of adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact

Media Inquiries

Lindsay Conner

1-551-206-6217

lconner@plmr.com

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com

Source: Palomar Holdings, Inc.

Summary of Operating Results:

The following tables summarize the Company’s results for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended
	June 30,
	2026	2025	Change	% Change
	(in thousands, except per share data)
Gross written premiums	$630,456	$496,288	$134,168	27.0%
Ceded written premiums	(305,279)	(266,506)	(38,773)	14.5%
Net written premiums	325,177	229,782	95,395	41.5%
Net earned premiums	286,951	179,958	106,993	59.5%
Commission and other income	769	1,677	(908)	(54.1)%
Total underwriting revenue (1)	287,720	181,635	106,085	58.4%
Losses and loss adjustment expenses	98,988	46,183	52,805	114.3%
Acquisition expenses, net of ceding commissions and fronting fees	71,256	51,637	19,619	38.0%
Other underwriting expenses	69,429	45,525	23,904	52.5%
Underwriting income (1)	48,047	38,290	9,757	25.5%
Interest expense	(4,947)	(86)	(4,861)	NM
Net investment income	19,950	13,370	6,580	49.2%
Net realized and unrealized gains on investments	6,753	8,306	(1,553)	(18.7)%
Income before income taxes	69,803	59,880	9,923	16.6%
Income tax expense	17,211	13,352	3,859	28.9%
Net income	$52,592	$46,528	$6,064	13.0%
Adjustments:
Net realized and unrealized gains on investments	(6,753)	(8,306)	1,553	(18.7)%
Expenses associated with transactions	6	754	(748)	(99.2)%
Stock-based compensation expense	7,438	5,347	2,091	39.1%
Amortization of intangibles	9,180	1,346	7,834	NM
Expenses associated with catastrophe bond	2,330	2,661	(331)	(12.4)%
Tax impact	(1,025)	202	(1,227)	NM
Adjusted net income (1)	$63,768	$48,532	$15,236	31.4%
Key Financial and Operating Metrics
Annualized return on equity	21.7%	22.7%
Annualized adjusted return on equity (1)	26.3%	23.7%
Loss ratio	34.5%	25.7%
Expense ratio	48.8%	53.1%
Combined ratio	83.3%	78.8%
Adjusted combined ratio (1)	76.7%	73.1%
Diluted earnings per share	$1.94	$1.68
Diluted adjusted earnings per share (1)	$2.36	$1.76
Catastrophe losses	$(418)	$(22)
Catastrophe loss ratio (1)	-0.1%	0.0%
Adjusted combined ratio excluding catastrophe losses (1)	76.8%	73.1%
Adjusted underwriting income (1)	$67,001	$48,398	$18,603	38.4%
NM - not meaningful

(1)
Indicates Non-GAAP financial measure - see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

	Six Months Ended
	June 30,
	2026	2025	Change	% Change
	(in thousands, except per share data)
Gross written premiums	$1,260,284	$938,452	$321,832	34.3%
Ceded written premiums	(597,192)	(497,251)	(99,941)	20.1%
Net written premiums	663,092	441,201	221,891	50.3%
Net earned premiums	548,389	344,029	204,360	59.4%
Commission and other income	2,178	2,507	(329)	(13.1)%
Total underwriting revenue (1)	550,567	346,536	204,031	58.9%
Losses and loss adjustment expenses	186,085	84,927	101,158	119.1%
Acquisition expenses, net of ceding commissions and fronting fees	141,571	97,996	43,575	44.5%
Other underwriting expenses	134,336	81,258	53,078	65.3%
Underwriting income (1)	88,575	82,355	6,220	7.6%
Interest expense	(8,105)	(171)	(7,934)	NM
Net investment income	37,934	25,441	12,493	49.1%
Net realized and unrealized gains on investments	4,860	5,968	(1,108)	(18.6)%
Income before income taxes	123,264	113,593	9,671	8.5%
Income tax expense	27,725	24,143	3,582	14.8%
Net income	$95,539	$89,450	$6,089	6.8%
Adjustments:
Net realized and unrealized gains on investments	(4,860)	(5,968)	1,108	(18.6)%
Expenses associated with transactions	7,412	2,841	4,571	160.9%
Stock-based compensation expense	16,224	10,092	6,132	60.8%
Amortization of intangibles	15,235	2,054	13,181	NM
Expenses associated with catastrophe bond	2,330	2,661	(331)	(12.4)%
Tax impact	(4,976)	(1,293)	(3,683)	284.8%
Adjusted net income (1)	$126,904	$99,837	$27,067	27.1%
Key Financial and Operating Metrics
Annualized return on equity	19.9%	22.7%
Annualized adjusted return on equity (1)	26.4%	25.3%
Loss ratio	33.9%	24.7%
Expense ratio	49.9%	51.4%
Combined ratio	83.8%	76.1%
Adjusted combined ratio (1)	76.3%	70.9%
Diluted earnings per share	$3.51	$3.24
Diluted adjusted earnings per share (1)	$4.66	$3.62
Catastrophe losses	$(149)	$(565)
Catastrophe loss ratio (1)	0.0%	-0.2%
Adjusted combined ratio excluding catastrophe losses (1)	76.4%	71.1%
Adjusted underwriting income (1)	$129,776	$100,003	$29,773	29.8%
NM - not meaningful

(1)
Indicates Non-GAAP financial measure - see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

Condensed Consolidated Balance sheets

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except shares and par value data)

	June 30,	December 31,
	2026	2025
	(Unaudited)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost: $1,523,005 in 2026; $1,227,605 in 2025)	$1,502,860	$1,224,187
Equity securities, at fair value (cost: $109,595 in 2026; $81,772 in 2025)	129,515	99,333
Other investments	45,877	28,503
Total investments	1,678,252	1,352,023
Cash and cash equivalents	62,689	106,875
Restricted cash	15	17
Accrued investment income	14,742	11,545
Premiums receivable	655,876	452,908
Deferred policy acquisition costs, net of ceding commissions and fronting fees	153,824	127,718
Reinsurance recoverable on paid losses and loss adjustment expenses	62,237	56,428
Reinsurance recoverable on unpaid losses and loss adjustment expenses	523,790	412,273
Ceded unearned premiums	445,449	355,918
Prepaid expenses and other assets	127,870	110,896
Deferred tax assets, net	—	761
Property and equipment, net	2,665	2,551
Goodwill and intangible assets, net	236,756	61,054
Total assets	$3,964,165	$3,050,967
Liabilities and stockholders’ equity
Liabilities:
Accounts payable and other accrued liabilities	$159,331	$115,663
Reserve for losses and loss adjustment expenses	944,737	688,231
Unearned premiums	1,226,105	988,143
Ceded premium payable	295,430	271,413
Funds held under reinsurance treaty	50,910	44,850
Term loan	295,773	—
Deferred tax liabilities, net	10,937	—
Total liabilities	2,983,223	2,108,300
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 26,186,979 and 26,520,417 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	3	3
Additional paid-in capital	542,662	523,168
Accumulated other comprehensive loss	(15,159)	(2,506)
Retained earnings	453,436	422,002
Total stockholders’ equity	980,942	942,667
Total liabilities and stockholders’ equity	$3,964,165	$3,050,967

Condensed Consolidated Income Statement

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues:
Gross written premiums	$630,456	$496,288	$1,260,284	$938,452
Ceded written premiums	(305,279)	(266,506)	(597,192)	(497,251)
Net written premiums	325,177	229,782	663,092	441,201
Change in unearned premiums	(38,226)	(49,824)	(114,703)	(97,172)
Net earned premiums	286,951	179,958	548,389	344,029
Net investment income	19,950	13,370	37,934	25,441
Net realized and unrealized gains on investments	6,753	8,306	4,860	5,968
Commission and other income	769	1,677	2,178	2,507
Total revenues	314,423	203,311	593,361	377,945
Expenses:
Losses and loss adjustment expenses	98,988	46,183	186,085	84,927
Acquisition expenses, net of ceding commissions and fronting fees	71,256	51,637	141,571	97,996
Other underwriting expenses	69,429	45,525	134,336	81,258
Interest expense	4,947	86	8,105	171
Total expenses	244,620	143,431	470,097	264,352
Income before income taxes	69,803	59,880	123,264	113,593
Income tax expense	17,211	13,352	27,725	24,143
Net income	$52,592	$46,528	$95,539	$89,450
Other comprehensive income, net:
Net unrealized gains (losses) on securities available for sale	1,294	3,009	(12,653)	13,213
Net comprehensive income	$53,886	$49,537	$82,886	$102,663
Per Share Data:
Basic earnings per share	$2.00	$1.74	$3.61	$3.35
Diluted earnings per share	$1.94	$1.68	$3.51	$3.24

Weighted-average common shares outstanding:
Basic	26,346,887	26,756,095	26,458,904	26,707,371
Diluted	27,056,554	27,628,733	27,208,113	27,568,913

Underwriting Segment Data

The Company has a single reportable segment and offers specialty insurance products. Gross written premiums (“GWP”) by product, location and company are presented below:

	Three Months Ended June 30,
	2026		2025
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product(1)
Casualty	$197,494	31.3%	$144,388	29.1%	$53,106	36.8%
Inland Marine and Property	169,728	26.9%	153,040	30.8%	16,688	10.9%
Earthquake	146,648	23.3%	147,709	29.8%	(1,061)	(0.7)%
Crop	77,368	12.3%	39,464	8.0%	37,904	96.0%
Surety & Credit	39,218	6.2%	11,687	2.3%	27,531	235.6%
Total gross written premiums	$630,456	100.0%	$496,288	100.0%	$134,168	27.0%

(1)
Beginning in 2026, the Company has updated the categorization of its products to align with management’s current strategy and view of the business. Prior year amounts have been reclassified for comparability purposes. The recategorization is for presentation purposes only and does not impact overall gross written premiums.

	Six Months Ended June 30,
	2026		2025
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product(1)
Casualty	$403,793	32.0%	$277,490	29.6%	$126,303	45.5%
Inland Marine and Property	336,291	26.7%	266,366	28.4%	69,925	26.3%
Earthquake	283,964	22.5%	281,405	30.0%	2,559	0.9%
Crop	165,142	13.1%	87,683	9.3%	77,459	88.3%
Surety & Credit	71,094	5.7%	25,508	2.7%	45,586	178.7%
Total gross written premiums	$1,260,284	100.0%	$938,452	100.0%	$321,832	34.3%

(1)
Beginning in 2026, the Company has updated the categorization of its products to align with management’s current strategy and view of the business. Prior year amounts have been reclassified for comparability purposes. The recategorization is for presentation purposes only and does not impact overall gross written premiums.

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
State
California	$165,306	26.2%	$163,814	33.0%	$322,925	25.6%	$303,536	32.3%
Texas	61,497	9.7%	35,708	7.2%	125,081	9.9%	80,699	8.6%
Florida	34,462	5.5%	23,979	4.8%	64,350	5.1%	42,621	4.5%
Hawaii	27,259	4.3%	24,544	4.9%	50,104	4.0%	44,901	4.8%
New York	26,971	4.3%	17,462	3.5%	51,454	4.1%	32,857	3.5%
Washington	18,207	2.9%	17,188	3.5%	37,406	3.0%	32,059	3.4%
Illinois	18,179	2.9%	13,048	2.7%	25,271	2.0%	18,637	2.0%
Minnesota	15,644	2.5%	12,004	2.4%	17,656	1.4%	13,042	1.4%
Other	262,931	41.7%	188,541	38.0%	566,037	44.9%	370,100	39.5%
Total gross written premiums	$630,456	100.0%	$496,288	100.0%	$1,260,284	100.0%	$938,452	100.0%

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
Subsidiary
PESIC	$304,276	48.3%	$237,943	47.9%	$574,346	45.6%	$428,730	45.7%
PSIC	278,176	44.1%	232,983	46.9%	601,929	47.8%	463,900	49.4%
Laulima	23,407	3.7%	20,134	4.1%	42,078	3.3%	36,171	3.9%
PCSC	21,558	3.4%	—	—%	33,979	2.7%	—	—%
FIA	3,039	0.5%	5,228	1.1%	7,952	0.6%	9,651	1.0%
Total gross written premiums	$630,456	100.0%	$496,288	100.0%	$1,260,284	100.0%	$938,452	100.0%

Gross and net earned premiums

The table below shows the amount of premiums the Company earned on a gross and net basis and the Company’s net earned premiums as a percentage of gross earned premiums for each period presented:

	Three Months Ended				Six Months Ended
	June 30,			%	June 30,			%
	2026	2025	Change	Change	2026	2025	Change	Change
	($ in thousands)				($ in thousands)
Gross earned premiums	$552,859	$408,764	$144,095	35.3%	$1,056,731	$784,540	$272,191	34.7%
Ceded earned premiums	(265,908)	(228,806)	(37,102)	16.2%	(508,342)	(440,511)	(67,831)	15.4%
Net earned premiums	$286,951	$179,958	$106,993	59.5%	$548,389	$344,029	$204,360	59.4%

Net earned premium ratio	51.9%	44.0%			51.9%	43.9%

Loss detail

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2026	2025	Change	% Change	2026	2025	Change	% Change
	($ in thousands)				($ in thousands)
Catastrophe losses	$(418)	$(22)	$(396)	NM	$(149)	$(565)	$416	(73.6)%
Non-catastrophe losses	99,406	46,205	53,201	115.1%	186,234	85,492	100,742	117.8%
Total losses and loss adjustment expenses	$98,988	$46,183	$52,805	114.3%	$186,085	$84,927	$101,158	119.1%

Catastrophe loss ratio	-0.1%	0.0%			0.0%	(0.2)%
Non-catastrophe loss ratio	34.6%	25.7%			33.9%	24.9%
Total loss ratio	34.5%	25.7%			33.9%	24.7%

The following table represents a reconciliation of changes in the ending reserve balances for losses and loss adjustment expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	($ in thousands)		($ in thousands)
Reserve for losses and LAE net of reinsurance recoverables at beginning of period	$341,016	$182,661	$275,959	$155,299
Add: Balances acquired(1)	—	—	22,178	6,788
Add: Incurred losses and LAE, net of reinsurance, related to:(2)
Current year	113,312	52,698	210,741	95,757
Prior years	(14,324)	(6,515)	(24,656)	(10,830)
Total incurred	98,988	46,183	186,085	84,927
Deduct: Loss and LAE payments, net of reinsurance, related to:
Current year	7,262	17,659	27,980	22,657
Prior years	11,795	12,000	35,295	25,172
Total payments	19,057	29,659	63,275	47,829
Reserve for losses and LAE net of reinsurance recoverables at end of period	420,947	199,185	420,947	199,185
Add: Reinsurance recoverables on unpaid losses and LAE at end of period	523,790	399,471	523,790	399,471
Reserve for losses and LAE gross of reinsurance recoverables on unpaid losses and LAE at end of period	$944,737	$598,656	$944,737	$598,656

(1)
Represents amounts recognized in Reserve for losses and LAE net of reinsurance recoverables upon acquisition of The Gray Casualty and Surety Company (“Gray Surety”) and FIA on 1/31/2026 and 1/1/2025, respectively, in accordance with ASC 805, Business Combinations. See Note 23 of the Notes to the Consolidated Financial Statements in our 2025 Annual Report on Form 10-K and Note 14 of our June 30, 2026 Quarterly Report on Form 10-Q for additional information regarding the acquisitions.
(2)
Losses for the three months ended June 30, 2026 and 2025 include $6.2 million and an insignificant amount, respectively, of losses on derivative instruments. Losses for the six months ended June 30, 2026 and 2025 include $18.5 million and an insignificant amount, respectively, of losses on derivative instruments.

Reconciliation of Non-GAAP Financial Measures

For the three and six months ended June 30, 2026 and 2025, the Non-GAAP financial measures discussed above reconcile to their most comparable GAAP measures as follows:

Underwriting revenue

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	($ in thousands)		($ in thousands)
Total revenue	$314,423	$203,311	$593,361	$377,945
Net investment income	(19,950)	(13,370)	(37,934)	(25,441)
Net realized and unrealized gains on investments	(6,753)	(8,306)	(4,860)	(5,968)
Underwriting revenue	$287,720	$181,635	$550,567	$346,536

Underwriting income and adjusted underwriting income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	($ in thousands)		($ in thousands)
Income before income taxes	$69,803	$59,880	$123,264	$113,593
Net investment income	(19,950)	(13,370)	(37,934)	(25,441)
Net realized and unrealized gains on investments	(6,753)	(8,306)	(4,860)	(5,968)
Interest expense	4,947	86	8,105	171
Underwriting income	$48,047	$38,290	$88,575	$82,355
Expenses associated with transactions	6	754	7,412	2,841
Stock-based compensation expense	7,438	5,347	16,224	10,092
Amortization of intangibles	9,180	1,346	15,235	2,054
Expenses associated with catastrophe bond	2,330	2,661	2,330	2,661
Adjusted underwriting income	$67,001	$48,398	$129,776	$100,003

Adjusted net income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	($ in thousands)		($ in thousands)
Net income	$52,592	$46,528	$95,539	$89,450
Adjustments:
Net realized and unrealized gains on investments	(6,753)	(8,306)	(4,860)	(5,968)
Expenses associated with transactions	6	754	7,412	2,841
Stock-based compensation expense	7,438	5,347	16,224	10,092
Amortization of intangibles	9,180	1,346	15,235	2,054
Expenses associated with catastrophe bond	2,330	2,661	2,330	2,661
Tax impact	(1,025)	202	(4,976)	(1,293)
Adjusted net income	$63,768	$48,532	$126,904	$99,837

Annualized adjusted return on equity

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	($ in thousands)		($ in thousands)
Annualized adjusted net income	$255,072	$194,128	$253,808	$199,674
Average stockholders’ equity	$969,991	$818,823	$961,805	$788,114
Annualized adjusted return on equity	26.3%	23.7%	26.4%	25.3%

Adjusted combined ratio

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	($ in thousands)		($ in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$238,904	$141,668	$459,814	$261,674
Denominator: Net earned premiums	$286,951	$179,958	$548,389	$344,029
Combined ratio	83.3%	78.8%	83.8%	76.1%
Adjustments to numerator:
Expenses associated with transactions	$(6)	$(754)	$(7,412)	$(2,841)
Stock-based compensation expense	(7,438)	(5,347)	(16,224)	(10,092)
Amortization of intangibles	(9,180)	(1,346)	(15,235)	(2,054)
Expenses associated with catastrophe bond	(2,330)	(2,661)	(2,330)	(2,661)
Adjusted combined ratio	76.7%	73.1%	76.3%	70.9%

Diluted adjusted earnings per share

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(in thousands, except per share data)		(in thousands, except per share data)
Adjusted net income	$63,768	$48,532	$126,904	$99,837
Weighted-average common shares outstanding, diluted	27,056,554	27,628,733	27,208,113	27,568,913
Diluted adjusted earnings per share	$2.36	$1.76	$4.66	$3.62

Catastrophe loss ratio

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	($ in thousands)		($ in thousands)
Numerator: Losses and loss adjustment expenses	$98,988	$46,183	$186,085	$84,927
Denominator: Net earned premiums	$286,951	$179,958	$548,389	$344,029
Loss ratio	34.5%	25.7%	33.9%	24.7%

Numerator: Catastrophe losses	$(418)	$(22)	$(149)	$(565)
Denominator: Net earned premiums	$286,951	$179,958	$548,389	$344,029
Catastrophe loss ratio	-0.1%	0.0%	0.0%	-0.2%

Adjusted combined ratio excluding catastrophe losses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	($ in thousands)		($ in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$238,904	$141,668	$459,814	$261,674
Denominator: Net earned premiums	$286,951	$179,958	$548,389	$344,029
Combined ratio	83.3%	78.8%	83.8%	76.1%
Adjustments to numerator:
Expenses associated with transactions	$(6)	$(754)	$(7,412)	$(2,841)
Stock-based compensation expense	(7,438)	(5,347)	(16,224)	(10,092)
Amortization of intangibles	(9,180)	(1,346)	(15,235)	(2,054)
Expenses associated with catastrophe bond	(2,330)	(2,661)	(2,330)	(2,661)
Catastrophe losses	418	22	149	565
Adjusted combined ratio excluding catastrophe losses	76.8%	73.1%	76.4%	71.1%

Tangible Stockholders’ equity

	June 30,	December 31,
	2026	2025
	($ in thousands)
Stockholders’ equity	$980,942	$942,667
Goodwill and intangible assets	(236,756)	(61,054)
Tangible stockholders’ equity	$744,186	$881,613